                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 6, 2007


                                 Belden CDT Inc.
--------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



          Delaware                      001-12561                36-3601505
----------------------------       ------------------     ----------------------
(State or other jurisdiction        (Commission File           (IRS Employer
      of incorporation)                  Number)            Identification No.)


                        7701 Forsyth Boulevard, Suite 800
                            St. Louis, Missouri 63105
           -----------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)


                                 (314) 854-8000
            --------------------------------------------------------
              (Registrant's telephone number, including area code)


                                       n/a
        -----------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 6, 2007, Belden CDT Inc. (the "Company") entered into an Agreement ("Agreement") for the Sale and Purchase of the Entire Issued Share Capital of each of LTK Wiring Company Limited (a Hong Kong limited liability company, "LTK Wiring"); LTK Cable Technology Limited (a Taiwanese limited liability company, "LTK Taiwan"); LTK Technologies Co., Limited (a Japanese stock company, "LTK Japan"); and Genuine Care Limited (a Hong Kong limited liability company to be renamed LTK International Limited after completion of the transaction, "LTK Newco International"). A copy of the Agreement is included as Exhibit 2.1 to this report and should be read in its entirety for a complete description of the Agreement.

Among other things, the Agreement provides that in exchange for cash consideration of US$194,700,000 (the "Consideration") to be paid to LTK Industries Limited (a Hong Kong limited liability company, the "Vendor") at closing, Belden Far East Holdings B.V. (a wholly-owned indirect subsidiary of the Company, the "Purchaser") will acquire the entire share capital of: (i) LTK Wiring; (ii) LTK Japan; (iii) LTK Taiwan; and (iv) LTK Newco International.

Through its acquisition of LTK Wiring, the Purchaser will indirectly acquire seven subsidiaries of LTK Wiring in the People's Republic of China ("PRC"), which subsidiaries have three facilities that manufacture wire and cable products in the PRC. A post-closing payment will be made between the parties to reflect any change in working capital of the acquired entities (including LTK Wiring and its subsidiaries) from June 30, 2006 through the date of closing.

The transaction is expected to be completed within sixty days from the date of the Agreement and is subject to certain conditions, including the Vendor and the Purchaser (or their affiliates) entering into a Transitional Service Agreement, Strategic Supply Agreement and Deed of Taxation Indemnity. Under the Agreement, the Company guarantees the performance of the Purchaser's obligations, and Mr. Paul Lo Chung Wai (who owns approximately 46% of the Vendor, "Mr. Lo") guarantees the performance of the Vendor's obligations.

Five percent of the Consideration (US$9,735,000) will be placed in escrow as security for the performance of the Vendor's obligations (including certain indemnities) to the Purchaser. In addition, the Agreement provides that before closing, GP Industries Ltd. (a Singapore company that owns approximately 44% of the Vendor, "GPI") and Mr. Lo will provide an undertaking to the Purchaser. Pursuant to the undertaking, among other things, GPI and Mr. Lo, severally in accordance with their equity interest in the Vendor, covenant to the Purchaser that they will procure that the Vendor remains in existence and has a minimum Net Worth (as defined in the Agreement) of at least 30% of the Consideration for three years after closing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (d) Exhibits.

         2.1 Agreement for the Sale and Purchase of the Entire Issued Share Capital of Each of LTK Wiring Company Limited, LTK Cable Technology Limited, LTK

                  Technologies Co., Limited and Genuine Care Limited, dated February 6, 2006, among LTK Industries Limited, Belden Far East Holdings B.V., Lo Chung Wai, Paul, and Belden CDT Inc.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BELDEN CDT INC.

Date: February 9, 2007                By: /s/ Kevin L. Bloomfield
                                          -----------------------
                                          Kevin L. Bloomfield
                                          Vice President, Secretary and General
                                          Counsel



                                       3